    As filed with the Securities and Exchange Commission on April 30, 1999.
                             Subject to amendment.

                                                        Registration No. 333 --
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                             52-1309227
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                                   ----------

                        2200 Clarendon Blvd., 12th Floor
                           Arlington, Virginia  22201
                    (Address of principal executive offices)

                                   ----------

                     ACCESS WORLDWIDE COMMUNICATIONS, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                JOHN FITZGERALD
                     President and Chief Executive Officer
                     Access Worldwide Communications, Inc.
                        2200 Clarendon Blvd., 12th Floor
                           Arlington, Virginia  22201
                                 (800) 522-3447
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                    Copy to:
                            ROBERT A. OUIMETTE, Esq.
                                Haythe & Curley
                                237 Park Avenue
                           New York, New York  10017

                                   ----------

        Approximate date of commencement of proposed sale to the public:
                        As soon as practicable after the
                   Registration Statement becomes effective.

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
 Title of securities to   Amount to                 Proposed maximum                Proposed maximum             Amount of
   be registered         be registered         offering price per share*        aggregate offering price**    registration fee ***
   -------------         --------------        -------------------------        -------------------------     -------------------
Common Stock               1,300,000                 $6.6875                            $10,052,484              $2,794.59
($.01 par value)
=================================================================================================================================

* Calculated based on the average of the high and low prices of the Common Stock on April 26, 1999.
** Calculated on the basis of the aggregate exercise price of the options to purchase 786,300 shares outstanding as of April 26, 1999 (an aggregate of $6,617,115) and the average of the high and low prices of the Common Stock on April 26, 1999 as reported on the NASDAQ National Market System for the remaining 513,700 shares (an aggregate of $3,435,369).
*** Computed in accordance with Rule 457(h)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

             The Company hereby states that (i) the documents listed in (a) and
(b) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

             (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

             (b) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A12G, filed on December 11, 1997.

Item 4.  Description of Securities.
         -------------------------

             Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

             The legality of the securities registered hereunder has been passed upon by Haythe & Curley, New York, New York. As of March 15, 1999, members of Haythe & Curley owned 500 shares of the Company's Common Stock. Haythe & Curley is a limited partner in Abbingdon Venture Partners Limited Partnership - III, an investment partnership which owns 1,925,000 shares of the Company's Common Stock. Members of Haythe & Curley are limited partners in Abbingdon Venture Partners Limited Partnership - II, an investment partnership which owns 1,575,000 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

             Under the provisions of Article SIXTH of the Certificate of Incorporation of the Company, the Company is required to indemnify a director or officer of the Company from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Company, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

          Under the provisions of Article ELEVENTH of the Certificate of Incorporation of the Company, a director of the Company shall not have personal liability to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except as otherwise provided by the laws of the State of Delaware.

          The Company maintains indemnity insurance for its officers and directors insuring them against (i) expenses incurred by them in any proceeding and (ii) any liabilities asserted against them in their capacities as officers and/or directors of the Company.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

             Not applicable.

Item 8.  Exhibits.
         --------

             The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 9.  Undertakings.
         ------------

             The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     The Registrant and each person whose signature appears below hereby appoints John Fitzgerald and Michael Dinkins as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington and Commonwealth of Virginia on the 26th day of April, 1999.

                               ACCESS WORLDWIDE COMMUNICATIONS, INC.

                               By /s/ John Fitzgerald
                                  ---------------------------------------
                                  John Fitzgerald
                                  President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                 Title                         Date
         ---------                 -----                         ----

/s/ Stephen F. Nagy        Chairman of the Board              April 26, 1999
-------------------------  and Director
Stephen F. Nagy

/s/ John Fitzgerald        President, Chief Executive         April 26, 1999
-------------------------  Officer and Director
John Fitzgerald

/s/ Michael Dinkins        Senior Vice President of           April 26, 1999
-------------------------  Finance and Administration and
Michael Dinkins            Chief Financial Officer

/s/ Peter D. Bewley        Director                           April 26, 1999
-------------------------
Peter D. Bewley

     Signature              Title                Date
     ---------              -----                ----

/s/ Liam Donohue           Director          April 26, 1999
-------------------------
Liam Donohue

/s/ Lee H. Edelstein       Director          April 26, 1999
-------------------------
Lee H. Edelstein

/s/ John H. Foster         Director          April 26, 1999
-------------------------
John H. Foster

/s/ Shawkat Raslan         Director          April 26, 1999
-------------------------
Shawkat Raslan

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Access Worldwide Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 26, 1999

                               CONSENT OF COUNSEL

     The consent of Haythe & Curley is contained in their opinion filed as
Exhibit 5 to this Registration Statement.

                                INDEX TO EXHIBITS



      Number                 Description of Exhibit                        Page
      ------                 ----------------------                        ----

4                    -  Copy of the Plan.                                   10

5                    -  Opinion of Haythe & Curley                          16

23(i)                -  Consent of PricewaterhouseCoopers LLP               --
                        (See "Consent of Independent Accountants" in the Registration Statement)

23(ii)               -  Consent of Haythe & Curley (contained in            --
                        Exhibit 5)

24                   -  Power of Attorney (See "Power of                    --
                        Attorney" in the Registration Statement)



307034.2
02591-09999